SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 23, 2013
(Date of Report (Date of Earliest Event Reported))

SKULLCANDY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35240	56-2362196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1441 West Ute Boulevard, Suite 250
Park City, Utah 84098
(Address of Principal Executive Offices)

(435) 940-1545
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Director
Effective August 23, 2013, the Board appointed Ms. Heidi O'Neill to serve as a member of the Board to fill a newly created Class I director position. Ms. O'Neill will serve for the term expiring at the Company's 2015 annual meeting of stockholders, or until her earlier resignation, removal or death.
There are no arrangements or understandings between Ms. O'Neill and any other person pursuant to which she was selected as a director, nor are there any transactions in which Ms. O'Neill has an interest that would be reportable under item 404(a) of Regulation S-K.  Ms. O'Neill will receive the standard compensation arrangements for the Company's non-employee directors, including annual fees and equity-based compensation.
On August 26, 2013, the Company issued a press release in connection with the appointment of Ms. O'Neill to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2013	SKULLCANDY, INC.

	By	/s/ KYLE WESCOAT
		Name:	Kyle Wescoat
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 26, 2013